Exhibit 99.1

META FINANCIAL GROUP, INC.® DECLARES CASH DIVIDEND

Sioux Falls, SD, November 29, 2016 (GLOBE NEWSWIRE) - Meta Financial Group, Inc. ® (NASDAQ: CASH) (the “Company”) announced that the Company will pay a cash dividend of $0.13 per share for the first fiscal quarter of 2017. This dividend will be payable on January 3, 2017 to shareholders of record as of December 8, 2016.

At September 30, 2016, the Company had total assets of $4.01 billion and shareholders’ equity of $335.0 million.

This press release and other important information about the Company are available at http://www.metafinancialgroup.com.

About Meta Financial Group
Meta Financial Group, Inc. is the holding company for MetaBank®, a federally chartered savings bank. Meta Financial's shares are traded on the NASDAQ Global Select Market® under the symbol CASH. Headquartered in Sioux Falls, SD, MetaBank operates in both the Banking and Payments industries through: MetaBank, its traditional retail banking operation; Meta Payment Systems, its electronic payments division; AFS/IBEX, its insurance premium financing division; and Refund Advantage and EPS, its tax-related financial solutions divisions.

Media Contact:
Katie LeBrun
Corporate Communications Director
605.362.5140
klebrun@metabank.com